                                                                    Exhibit 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                             --------------------
                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305 (B) (2)__

                             --------------------
                       IBJ SCHRODER BANK & TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

        New York                                         13-5375195
   (State of Incorporation                            (I.R.S. Employer
if not a U.S. national bank)                         Identification No.)

One State Street, New York, New York                       10004
(Address of principal executive offices)                 (Zip code)

                  Stephen Giurlando, Assistant Vice President
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                          THE DERBY CYCLE CORPORATION
                             LYON INVESTMENTS B.V.
              (Exact name of obligor as specified in its charter)

            Delaware                                 31-1038896
        The Netherlands                                 None
  (State or jurisdiction of                       (I.R.S. Employer
incorporation or organization)                   Identification No.)

     The Derby Cycle Corporation
        Lyon Investments B.V.
     c/o Raleigh USA Bicycle Co.
      22710 72/nd/ Avenue South
           Kent, Washington                             98032
(Address of principal executive office)               (Zip code)

                           10% SENIOR NOTES DUE 2008
                         9 3/8 % SENIOR NOTES DUE 2008
                        (Title of Indenture Securities)

Item 1.         General information

                Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                        New York State Banking
                        Department, Two Rector Street,
                        New York, New York

                        Federal Deposit Insurance
                        Corporation, Washington, D.C.

                        Federal Reserve Bank of New
                        York Second District,
                        33 Liberty Street, New York, New York

        (b) Whether it is authorized to exercise corporate trust powers.

                                 Yes



Item 2.         Affiliations with the Obligors.

                If the Obligors are an affiliate of the trustee, describe each such affiliation.

                The Obligors are not an affiliate of the trustee.


Item 13.        Defaults by the Obligors.


        (a) State whether there is or has been a default with respect to the securities under this indenture.
                Explain the nature of any such default.

                                 None

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
        (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 None
                List of exhibits.

                List below all exhibits filed as part of this statement of eligibility.

        *1.       A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and
                Exchange Commission File No. 22-18460).

        *2.       A copy of the Certificate of Authority of the trustee to
                Commence Business (Included in Exhibit 1 above).

        *3.       A copy of the Authorization of the trustee to exercise
                corporate trust powers, as amended to date (See Exhibit 4 to
                Form T-1, Securities and Exchange Commission File No. 22-19146).

        *4.       A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange
                Commission File No. 22-19146).

         5.       Not Applicable

         6.       The consent of United States institutional trustee required by
                Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                 NOTE
                                 ----

        In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligors and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

        Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

        Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

        Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the Obligors are not in default under any indenture under which the applicant is trustee.

                            SIGNATURE
                            ---------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of September, 1998.

                        IBJ SCHRODER BANK & TRUST COMPANY



                        By: _____________________________
                            Stephen J. Giurlando
                            Assistant Vice President

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of September, 1998.



                        IBJ SCHRODER BANK & TRUST COMPANY



                        By:   /s/Stephen J. Giurlando
                            -----------------------------
                            Stephen J. Giurlando
                            Assistant Vice President

                            CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by The Derby Cycle Corporation, Lyon Investemnts B.V., of it's 10% Senior Notes due 2008 and 9 3/8% Senior Notes due 2008, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                        IBJ SCHRODER BANK & TRUST COMPANY



                        By:   /s/Stephen J. Giurlando
                            -----------------------------
                            Stephen J. Giurlando
                            Assistant Vice President



Dated: September 30, 1998

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                           REPORT AS OF JUNE 30, 1998



                                                                            DOLLAR AMOUNTS
                                                                             IN THOUSANDS
                                                                           --------------

                                     ASSETS
                                     ------
1. Cash and balance due from depository institutions:
   a. Non-interest-bearing balances and currency and coin...................  $   36,963
   b. Interest-bearing balances.............................................  $   13,296

2. Securities:
   a. Held-to-maturity securities...........................................  $  189,538
   b. Available-for-sale securities.........................................  $  101,159

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

   Federal Funds sold and Securities purchased under agreements to resell...  $  327,500

4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income.................  $1,800,351
   b. LESS: Allowance for loan and lease losses................  $   65,836
   c. LESS: Allocated transfer risk reserve....................  $      -0-
   d. Loans and leases, net of unearned income, allowance, and reserve......  $1,814,515

5. Trading assets held in trading accounts..................................  $      572

6. Premises and fixed assets (including capitalized leases).................  $    2,194

7. Other real estate owned..................................................  $      819

8. Investments in unconsolidated subsidiaries and associated companies......  $      -0-

9. Customers' liability to this bank on acceptances outstanding.............  $      640

10. Intangible assets.......................................................  $   11,293

11. Other assets............................................................  $   58,872

12. TOTAL ASSETS............................................................  $2,557,361

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                                      LIABILITIES
                                      -----------


13.    Deposits:
        a. In domestic offices...................................................   $  657,513

        (1)  Noninterest-bearing...................................  $  178,024
        (2)  Interest-bearing......................................  $  479,489

        b. In foreign offices, Edge and Agreement subsidiaries, and IBFs.........   $1,362,365

        (1)  Noninterest-bearing...................................  $   20,278
        (2)  Interest-bearing......................................  $1,342,087

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

       Federal Funds purchased and Securities sold under agreements to repurchase.  $   60,000

15.     a. Demand notes issued to the U.S. Treasury...............................  $    5,000

        b. Trading Liabilities....................................................  $      406

16.    Other borrowed money:
        a. With a remaining maturity of one year or less..........................  $   49,916
        b. With a remaining maturity of more than one year........................  $    1,375
        c. With a remaining maturity of more than three years.....................  $    1,550

17.    Not applicable.

18.    Bank's liability on acceptances executed and outstanding...................  $      640

19.    Subordinated notes and debentures..........................................  $  100,000

20.    Other liabilities..........................................................  $   69,920

21.    TOTAL LIABILITIES..........................................................  $2,308,685

22.    Limited-life preferred stock and related surplus...........................  $      N/A


                                      EQUITY CAPITAL

23.    Perpetual preferred stock and related surplus..............................  $      -0-

24.    Common stock...............................................................  $   29,649

25.    Surplus (exclude all surplus related to preferred stock)...................  $  217,008

26.    a.  Undivided profits and capital reserves.................................  $    1,885

       b.  Net unrealized gains (losses) on available-for-sale securities.........  $      134

27.    Cumulative foreign currency translation adjustments........................  $      -0-

28.    TOTAL EQUITY CAPITAL.......................................................  $  248,676

29.    TOTAL LIABILITIES AND EQUITY CAPITAL.......................................  $2,557,361